Exhibit 29



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549





                            FORM 11-K


     (Mark One)

     X Annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (Fee Required)

     For the fiscal year ended     December 31, 1994

                               OR

        Transition report pursuant to Section 15 (d) of the Securities Exchange Act of 1934 (No Fee Required)

     For the transition period from            to

     Commission file number   1-4663


A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:

                    CROMPTON & KNOWLES CORPORATION
                    EMPLOYEE STOCK OWNERSHIP PLAN

B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                    Crompton & Knowles Corporation
                    One Station Place - Metro Center
                    Stamford, Connecticut  06902


                           Exhibit 29


11k93A